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                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Starbase Corporation on Form S-8 of our report dated June 18, 1999 (which report expresses an unqualified opinion and includes an explanatory paragraph related to substantial doubt about the Company's ability to continue as a going concern) appearing in the Form 10-KSB of Starbase Corporation for the year ended March 31, 1999.


DELOITTE & TOUCHE LLP

Costa Mesa, California
December 10, 1999